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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of Nabors Industries, Inc. and related Prospectus and Proxy Statement of Nabors Industries, Inc. and Bayard Drilling Technologies, Inc., to be filed on or about February 12, 1999, of our report dated February 19, 1998, on our audit of the financial statements and financial statement schedules of Bayard Drilling Technologies, Inc. We also consent to the reference to our firm under the caption "Experts".


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
February 12, 1999